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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): October 9, 2001

                      DiamondCluster International, Inc.
            (Exact name of registrant as specified in its charter)



          Delaware                   000-22125                  36-4069408
(State or other jurisdiction (Commission File Number)         (IRS Employer
     of incorporation)                                    Identification Number)



          John Hancock Center
 875 North Michigan Avenue, Suite 3000                           60611
        Chicago, Illinois  60611                               (Zip Code)
(Address of principal executive offices)

                                 312-255-5000
             (Registrant's telephone number, including area code)

                                Not Applicable
         (Former name or former address, if changed since last report)


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Item 5.        Other Items


As a consequence of the current macro-economic environment and in light of recent worldwide events, the registrant announced today that it has adjusted its planning assumptions and consequently is taking further expense management measures. While the registrant previously had anticipated that the North American economy would begin to recover in the fourth calendar quarter, it presently believes that the economic recovery will be delayed until at least late spring of next year. As a result, the registrant is withdrawing most of the outstanding campus job offers it had previously made in the United States and is making limited reductions on a global basis in areas where it sees weak demand for services from its clients and in non-client serving areas. The registrant reiterated its policy of protecting its assets--its people, its client relationships and its intellectual capital-- and to maintaining a strong balance sheet, which had in excess of $120 million in cash as of September 30, 2001. Despite challenging economic conditions, the registrant remains optimistic about the long-term prospects for its business given its proven business model and solid client base.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       DIAMONDCLUSTER INTERNATIONAL, INC.


                                       By:
                                          ------------------------------------
                                       Chief Financial Officer

October 9, 2001


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